Exhibit 2.1

PLAN OF CONVERSION

OF

MOTORSPORT GAMING US LLC

This Plan of Conversion (the “Plan of Conversion”) is adopted as of January 8, 2021 to convert Motorsport Gaming US LLC, a Florida limited liability company (the “Converting Entity”), into Motorsport Games Inc., a Delaware corporation (the “Converted Entity”) by the Converting Entity and its sole member (the “Member”).

1.       The Converting Entity is a limited liability company governed by the laws of the State of Florida.

2.       The Converted Entity will be a Delaware corporation governed by the laws of the State of Delaware. The Converting Entity is continuing its existence in the organizational form of the Converted Entity.

3.       Dmitry Kozko and Mike Zoi (each such person, an “Authorized Person” and collectively, the “Authorized Persons”) be, and each of them, acting alone or together, shall file or cause to be filed with the Florida Department of State Division of Corporations the Articles of Conversion attached hereto as Exhibit A, and the date on which such document is filed by the Florida Department of State Division of Corporations shall be the “Effective Date.”

4.       An Authorized Person shall file or cause to be filed with the Delaware Secretary of State a Certificate of Conversion attached hereto as Exhibit B on the Effective Date.

5.       The Converted Entity will be governed by the laws of the State of Delaware and the terms and conditions of the Certificate of Incorporation (the “Certificate”) attached hereto as Exhibit C; and in its internal organizational documents including its Bylaws (the “Bylaws”) attached hereto as Exhibit D.

6.       On the effectiveness of the conversion, 7,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and 7,000,000 shares of Class B Common Stock (the “Class B Common Stock”) will be issued by the Converted Entity to the sole holder of outstanding ownership interest and such sole holder of outstanding ownership interest in the Converting Entity immediately prior to the conversion will receive Class A Common Stock and Class B Common Stock of the Converted Entity equivalent, in the aggregate, to the holder’s ownership interest in the Converting Entity, as set forth in Exhibit E attached hereto.

7.       This Conversion Plan shall become effective upon the Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned party, on behalf on the Converting Entity, has executed this Conversion Plan as of the date first above written.

Converting Entity

MOTORSPORT GAMING US LLC, a Florida limited liability company

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	Chief Executive Officer

Member

MOTORSPORT NETWORK, LLC, a Florida limited liability company

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Manager

EXHIBIT A

FLORIDA ARTICLES OF CONVERSION

[See Exhibit 2.3 to the Registration Statement]

EXHIBIT B

DELAWARE CERTIFICATE OF CONVERSION

[See Exhibit 2.2 to the Registration Statement]

EXHIBIT C

Certificate of Incorporation

[See Exhibit 3.3 to the Registration Statement]

EXHIBIT D

Bylaws

[See Exhibit 3.4 to the Registration Statement]

EXHIBIT E

llc ownership interest to share conversion

LLC Owner	Ownership %	Original Issue Date	Conversion Date	No. of Converted Shares
Motorsport Network, LLC	100%	August 2, 2018	January 8, 2021	7,000,000 shares of Class A Common Stock and 7,000,000 shares of Class B Common Stock